UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2018 (December 13, 2017)

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K/A (the “Amended 8-K”) amends Item 5.02 of the Current Report on Form 8-K of Ribbon Communications Inc. (the “Company”) that was filed on December 14, 2017 in connection with the appointment of Franklin W. Hobbs as President and Chief Executive Officer of the Company (the “Original Form 8-K”). This Amended 8-K supplements Item 5.02 of the Original Form 8-K to include a description of Mr. Hobbs’ employment and severance agreements with the Company.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2018, the Company and Sonus Networks, Inc., a subsidiary of the Company, entered into an employment agreement (the “Employment Agreement”) and a severance agreement (the “Severance Agreement”) with Franklin W. Hobbs, our President and Chief Executive Officer. Pursuant to the Employment Agreement, the Company has agreed to pay Mr. Hobbs an annual base salary of $500,000, and Mr. Hobbs is eligible to participate in the Company’s annual cash incentive program, with a target bonus equal to his then-applicable base salary. In addition, the Company has agreed to award Mr. Hobbs a sign-on equity grant of 150,000 restricted share units (the “Sign-On RSUs”), which were granted on April 19, 2018.  The Sign-On RSUs are eligible to vest on December 31, 2018, subject to acceleration upon certain terminations of employment.  Further, the Company has agreed to award Mr. Hobbs annual equity grants for 2018 consisting of 195,000 time-vesting restricted share units (the “2018 Annual RSUs”) and 195,000 performance-vesting share units (the “2018 Annual PSUs”). The 2018 Annual RSUs will vest ratably in three annual installments, with the first installment vesting on December 31, 2018.  The 2018 Annual PSUs will vest based on achievement of certain adjusted EBITDA and synergy goals as determined by the Board of Directors (the “Board”) or the Compensation Committee of the Board and Mr. Hobbs’ continued employment through December 31, 2020, subject to acceleration upon certain terminations of employment. Each equity award will entitle Mr. Hobbs to a number of shares of Company common stock following vesting in accordance with the terms of the underlying equity agreements.

Pursuant to the Severance Agreement, Mr. Hobbs is entitled to severance payments and benefits upon certain terminations of employment.  Upon a termination of Mr. Hobbs’ employment by the Company without Cause or by Mr. Hobbs for Good Reason (each as defined in the Severance Agreement), Mr. Hobbs is entitled to (a) severance payments equal to (i) 100% of his base salary, payable over twelve (12) months following termination, and (ii) his target annual bonus, payable at the same time as such bonus would have been paid absent termination, and (b) continued health plan premium payments for up to 12 months following termination. In addition, upon a termination by the Company without Cause or a resignation for Good Reason within twelve (12) months following a Change in Control (as defined in the Severance Agreement) or termination by the Company due to death or Disability (as defined in the Severance Agreement), the Company has agreed to accelerate the vesting of all of Mr. Hobbs’ outstanding equity awards (with performance-based awards vesting as if target performance had been achieved).

The foregoing summary is qualified in its entirety by reference to the Employment Agreement and Severance Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to the Amended 8-K and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                     Exhibits

10.1	Employment Agreement entered into as of April 20, 2018 between Ribbon Communications Inc., Sonus Networks, Inc. and Franklin W. Hobbs

10.2	Severance Agreement entered into as of April 20, 2018 between Ribbon Communications Inc., Sonus Networks, Inc. and Franklin W. Hobbs

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2018	RIBBON COMMUNICATIONS INC.

	By:	/s/ Daryl E. Raiford
Daryl E. Raiford
Executive Vice President and Chief Financial Officer